EXHIBIT 10.2

MONEYGRAM INTERNATIONAL, INC.
SUPPLEMENTAL PROFIT SHARING PLAN
(2005 Statement)

As Adopted May 10, 2005

MONEYGRAM INTERNATIONAL, INC.
SUPPLEMENTAL PROFIT SHARING PLAN
(2005 Statement)

TABLE OF CONTENTS

Page
SECTION 1. INTRODUCTION AND DEFINITIONS	1

1.1. Statement of Plan
1.2. Definitions
1.2.1. Account
1.2.2. Affiliate
1.2.3. Beneficiary
1.2.4. Chief Executive Officer
1.2.5. Code
1.2.6. Disability
1.2.7. Effective Date
1.2.8. Employers
1.2.9. ERISA
1.2.10. Event of Maturity
1.2.11. Human Resources Committee
1.2.12. MGI
1.2.13. Participant
1.2.14. Plan
1.2.15. Plan Statement
1.2.16. Plan Year
1.2.17. Termination of Employment
1.2.18. Valuation Date

SECTION 2. PARTICIPATION	3

SECTION 3. CREDITS TO ACCOUNTS	3

3.1. Excess Credits
3.2. Crediting to Accounts

SECTION 4. ADJUSTMENT OF ACCOUNTS	4

4.1. Establishment of Accounts
4.2. Adjustments of Accounts

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Page
4.3. Investment Adjustments

SECTION 5. VESTING OF ACCOUNTS	4

SECTION 6. MATURITY	5

SECTION 7. DISTRIBUTIONS	5

7.1. Time of Payment
7.2. Form of Payment
7.3. Designation of Beneficiaries
7.4. No Spousal Rights
7.5. Death Prior to Full Distribution
7.6. Distributions in Cash

SECTION 8. FUNDING OF PLAN	6

8.1. Unfunded Obligation
8.2. Corporate Obligation

SECTION 9. AMENDMENT AND TERMINATION	6

9.1. Amendment and Termination
9.2. No Oral Amendments
9.3. Plan Binding on Successors

SECTION 10. DETERMINATIONS — RULES AND REGULATIONS	8

10.1. Determinations
10.2. Rules and Regulations
10.3. Method of Executing Instruments
10.4. Claims Procedure
10.4.1. Initial Claim
10.4.2. Notice of Initial Adverse Determination
10.4.3. Request for Review
10.4.4. Claim on Review
10.4.5. Notice of Adverse Determination for Claim on Review
10.5. Rules and Regulations
10.5.1. Adoption of Rules
10.5.2. Special Rules
10.5.3. Limitations and Exhaustion

SECTION 11. PLAN ADMINISTRATION	13

11.1. Authority

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Page
11.1.1. Officers
11.1.2. Chief Executive Officer
11.1.3. Board of Directors
11.2. Conflict of Interest
11.3. Administrator
11.4. Service of Process

SECTION 12. CONSTRUCTION	14

12.1. ERISA Status
12.2. IRC Status
12.3. Effect on Other Plans
12.4. Disqualification
12.5. Rules of Document Construction
12.6. References to Laws
12.7. Effect on Employment
12.8. Choice of Law
12.9. ERISA Administrator
12.10. Delegation
12.11. Not an Employment Contract
12.12. Tax Withholding
12.13. Expenses
12.14. Spendthrift Provision

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MONEYGRAM INTERNATIONAL, INC.
SUPPLEMENTAL PROFIT SHARING PLAN
(2005 Statement)

As adopted May 10, 2005

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1. Statement of Plan. MONEYGRAM INTERNATIONAL, INC. (hereinafter sometimes referred to as “MGI”) and certain affiliated corporations (together with MGI hereinafter sometimes collectively referred to as the “Employers” and separately as the “Employer”) hereby create a nonqualified, unfunded, deferred compensation plan for the benefit of a select group of management and highly compensated employees whose Profit Sharing Contribution for a Plan Year under the MoneyGram International, Inc. 401(k) Plan was reduced by sections 401(a)(17) and 415 of the Code or any other legal limitations.

1.2. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     1.2.1. Account — the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan in accordance with Section 2 and to which is credited the amounts specified in Section 3 and Section 4, which will vest in accordance with Section 5 and from which are subtracted payments made pursuant to Section 6 and Section 7.

     1.2.2. Affiliate — a business entity which is affiliated in ownership with MGI that is recognized as an Affiliate by the Chief Executive Officer for the purposes of this Plan.

     1.2.3. Beneficiary — a person designated in accordance with Section 7.3 to receive all or a part of the Participant’s Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

     1.2.4. Chief Executive Officer — the chief executive officer of MGI.

     1.2.5. Code — the Internal Revenue Code of 1986, as amended ( including, when the context requires, all regulations, interpretations and rulings issued thereunder).

     1.2.6. Disability — a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to result in death or can be expected to last for a continuous period of not less than twelve

(12) months, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Chief Executive Officer. In lieu of such a certification, a Participant shall be considered disabled if the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s Employer.

     1.2.7. Effective Date — the date the Plan is adopted by the Board of Directors of MGI.

     1.2.8. Employers — MGI and each business entity affiliated with MGI that employs persons who are designated for participation in this Plan (collectively the “Employers” and separately the “Employer”).

     1.2.9. ERISA — the Employee Retirement Income Security Act of 1974, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

     1.2.10. Event of Maturity — any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from this Plan.

     1.2.11. Human Resources Committee — the Human Resources Committee of the Board of Directors of MGI (or any successor committee).

     1.2.12. MGI — MoneyGram International, Inc. and any successor thereto.

     1.2.13. Participant — an employee of an Employer who is designated as eligible to participate in this Plan and becomes a Participant in this Plan in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed by an Employer or an Affiliate and upon which the Participant no longer has any Account under this Plan (that is, the Participant has received a distribution of all of the Participant’s Account or the Account has been forfeited as hereinafter provided).

     1.2.14. Plan — the nonqualified, income deferral program maintained by MGI established for the benefit of Participants eligible to participate therein, as set forth in the Plan Statement. (As used herein, “Plan” does not refer to the documents pursuant to which this Plan is maintained. That document is referred to herein as the “Plan Statement”). The Plan shall be referred to as the “MONEYGRAM INTERNATIONAL, INC. SUPPLEMENTAL PROFIT SHARING PLAN.”

     1.2.15. Plan Statement — this document entitled “MONEYGRAM INTERNATIONAL, INC. SUPPLEMENTAL PROFIT SHARING PLAN (2005 Statement)” as

adopted by the Board of Directors of MGI (based upon recommendation by the Human Resources Committee), as the same may be amended from time to time thereafter.

     1.2.16. Plan Year — the twelve (12) consecutive month period ending on any December 31.

     1.2.17. Termination of Employment — a complete severance of an employee’s employment relationship with the Employers and all Affiliates, if any, for any reason. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. A transfer from full-time employment to employment on a part-time basis) shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of that Employer, then Participants who are employed by that Employer shall be deemed to have thereby had a Termination of Employment for the purpose of commencing distributions from this Plan.

     1.2.18. Valuation Date — the last business day of each calendar quarter of the Plan Year, and such other dates as may be specified by the Chief Executive Officer.

SECTION 2

PARTICIPATION

Any employee of the Employer selected for participation in this Plan by the Chief Executive Officer shall become a Participant in this Plan as of any fixed date selected by the Chief Executive Officer. The Chief Executive Officer shall not select any employee for participation unless the Chief Executive Officer determines that: (i) such employee’s Profit Sharing Contribution for a Plan Year under the MoneyGram International, Inc. 401(k) Plan was reduced by sections 401(a)(17) and 415 of the Code or any other legal limitations, and (ii) such employee will be a member of a select group of management or highly compensated employees (as that expression is used in ERISA). Prior to the date that an employee selected for participation first becomes a Participant, such employee shall as a condition of participation in this Plan complete such forms as the Chief Executive Officer may require for the effective administration of this Plan.

SECTION 3

CREDITS TO ACCOUNTS

3.1. Excess Credits. The Chief Executive Officer may make a credit to a Participant’s Account to the extent that it is determined that a Participant’s Profit Sharing Contribution under the MoneyGram International, Inc. 401(k) Plan was reduced by sections 401(a)(17) and 415 of the Code or any other legal limitations. The Chief Executive Officer shall have sole discretion to determine the amount of the reduction which shall be credited to this Plan, if any, and shall not have any obligation for uniformity of treatment among Participants or of any other person. In no event, however, shall the amount credited under this Plan with respect to a Plan Year exceed the amount by which the Participant’s Profit Sharing Contribution under the MoneyGram International, Inc. 401(k) Plan was reduced by sections 401(a)(17) and 415 of the Code or any other legal limitations for such Plan Year. The Chief Executive Officer’s decision to make an excess credit in any year shall not require approval of similar awards at all to any Participant or other person at any future date.

3.2. Crediting to Accounts. The Chief Executive Officer shall credit to the Account of each Participant the amount, if any, determined for that Participant under Section 3.1. Such credit may be recorded in cash. Such amount shall be credited as nearly as practicable as of the time or times when the credits are awarded.

SECTION 4

ADJUSTMENT OF ACCOUNTS

4.1. Establishment of Accounts. There shall be established for each Participant unfunded, bookkeeping Accounts which shall be adjusted each Valuation Date.

4.2. Adjustments of Accounts. From time to time but not less frequently than each Valuation Date, the Chief Executive Officer shall cause the value of each Account or portion of an Account to be increased (or decreased) from time to time for distributions, credits (including any earnings, gains or losses thereon) and expenses, if any, charged to the Account.

4.3. Investment Adjustments. The Human Resources Committee shall designate from time to time one or more investment options in which Accounts may be deemed invested. Such deemed investment options may include any investment which the Human Resources Committee deems appropriate, including, but not limited to, fixed interest credits, notional mutual fund(s) or an investment index. The Human Resources Committee shall have the sole discretion to determine the number of deemed investment options to be designated hereunder and the nature of the options and may change or eliminate the investment options from time to time. The Human Resources Committee shall adopt rules specifying the deemed investment options, the circumstances under which a particular option may be elected (or shall be automatically utilized), the minimum or maximum percentages which may be allocated to the investment option, the procedures (if any) for Participants’ making or changing elections, the extent (if any) to which beneficiaries of deceased Participants may make investment elections and the effect of a Participant’s or beneficiary’s failure to make an effective investment election with respect to all or any portion of an Account.

SECTION 5

VESTING OF ACCOUNTS

The Account of each Participant shall be fully (100%) vested and nonforfeitable at all times.

SECTION 6

MATURITY

The vested portion of a Participant’s Account shall mature and shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events:

(a)	the Participant incurs a Termination of Employment;

(b)	the Participant dies;

(c)	the Participant incurs a Disability;

(d)	termination of this Plan, to the extent permitted under Section 409A of the Code and any regulations thereunder.

SECTION 7

DISTRIBUTIONS

7.1. Time of Payment. Upon the occurrence of an Event of Maturity effective as to a Participant, the Chief Executive Officer shall commence payment of the vested portion of such Participant’s Account (reduced by the amount of any applicable payroll, withholding and other taxes). Distribution shall not be made to any Beneficiary until the Chief Executive Officer has determined that the Beneficiary is entitled to payment. Notwithstanding the foregoing, where payment under this Section 7 is made to any “key employee” (as defined under section 409A of the Code) on account of Termination of Employment, such payment shall commence no earlier than six (6) months following a Termination of Employment (or upon the death of the employee, if earlier) if required to comply with section 409A of the Code.

7.2. Form of Payment. Payment shall be made in a single lump sum.

7.3. Designation of Beneficiaries. A deceased Participant’s vested Account shall be payable to the beneficiary or beneficiaries designated in the Participant’s designation for the MoneyGram International, Inc. 401(k) Plan. If such designation fails, such benefit shall be payable in accordance with the rules for automatic beneficiaries under the MoneyGram International, Inc. 401(k) Plan.

7.4. No Spousal Rights. No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.5. Death Prior to Full Distribution. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which are payable to the Beneficiary (and shall not be paid to the Participant’s estate).

7.6. Distributions in Cash. Distributions from this Plan shall be made in cash.

SECTION 8

FUNDING OF PLAN

8.1. Unfunded Obligation. The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. No Participant shall have any lien, prior claim or other security interest in any property of the Employers. The Employers shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the Employer that established it. The Employers shall be obligated to pay the benefits of this Plan out of their general assets.

8.2. Corporate Obligation. Neither MGI, the Board of Directors of MGI, the Chief Executive Officer, the Human Resources Committee, the Employers nor any of their directors, officers, agents or employees in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each person entitled or claiming to be entitled at any time to any benefit hereunder shall look solely to the assets of the Employers for such payments as unsecured general creditors. If, or to the extent that, Accounts have been paid to or with respect to a present or former Participant and that payment purports to be the payment of a benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employers in connection with this Plan. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Employers.

SECTION 9

AMENDMENT AND TERMINATION

9.1. Amendment and Termination. The Board of Directors of MGI (based upon recommendation by the Human Resources Committee) may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons expecting to receive benefits in the future; provided, however, that the Participant’s vested accrued benefit as of the date of such amendment or termination, if any, shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination.

9.2. No Oral Amendments. No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is in writing and approved by the Board of Directors of MGI by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

9.3. Plan Binding on Successors. MGI will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of MGI), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that MGI would be required to perform it if no such succession had taken place.

SECTION 10

DETERMINATIONS — RULES AND REGULATIONS

10.1. Determinations. The Chief Executive Officer shall make such determinations as may be required from time to time in the administration of this Plan. The Chief Executive Officer shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Chief Executive Officer.

10.3. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by MGI, the Chief Executive Officer or any other person pursuant to any provision of the Plan Statement may be signed in the name of MGI, the Chief Executive Officer or any other person by any officer or other person who has been authorized to make such certification or to give such notices or consents.

10.4. Claims Procedure. Until modified by the Chief Executive Officer, the claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan. An application for a distribution shall be considered as a claim for the purposes of this Section.

     10.4.1. Initial Claim. An individual may, subject to any applicable deadline, file with the Chief Executive Officer a written claim for benefits under the Plan in a form and manner prescribed by the Chief Executive Officer.

(a)	If the claim is denied in whole or in part, the Chief Executive Officer shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)	The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Chief Executive Officer determines that special circumstances require an extension of time for determination of the claim, provided that the Chief Executive Officer notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

     10.4.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)	a description of the claim and review procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

     10.4.3. Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Chief Executive Officer a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

     10.4.4. Claim on Review. If the claim, upon review, is denied in whole or in part, the Chief Executive Officer shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)	The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Chief Executive Officer determines that special circumstances require an extension of time for determination of the claim, provided that the Chief Executive Officer notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)	The Chief Executive Officer’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     10.4.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	a statement of the claimant’s right to bring an action under ERISA section 502(a).

10.5. Rules and Regulations.

     10.5.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Chief Executive Officer.

     10.5.2. Specific Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Chief Executive Officer may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Chief Executive Officer upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Chief Executive Officer unless delegated as provided for in the Plan, in which case references in this Section 10 to the Chief Executive Officer shall be treated as references to the Chief Executive Officer’s delegate.

(c)	Claimants may be represented by a lawyer or other representative at their own expense, but the Chief Executive Officer reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision of the Chief Executive Officer on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Chief Executive Officer.

(e)	In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)	The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)	The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	The Chief Executive Officer may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

     10.5.3. Limitations and Exhaustion.

(a)	No claim shall be considered under these administrative procedures unless it is filed with the Chief Executive Officer within two (2) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim. Every untimely claim shall be denied by the Chief Executive Officer without regard to the merits of the claim. No suit may be brought by or on behalf of any Participant or Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum before the earlier of:

(i)	three (3) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or

(ii)	sixty (60) days after the Participant has exhausted these administrative procedures.

(b)	These administrative procedures are the exclusive means for resolving any dispute arising under this Plan:

(i)	no Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

(ii)	determinations by the Chief Executive Officer (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

(c)	For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

SECTION 11

PLAN ADMINISTRATION

11.1. Authority.

     11.1.1. Officers. Administrative functions not assigned to the Chief Executive Officer (or generally assigned to MGI) shall be discharged by its officers or delegated and allocated as provided herein.

     11.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of MGI may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Chief Executive Officer or to MGI generally hereunder, as the Chief Executive Officer may from time to time deem advisable.

     11.1.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of MGI shall have the exclusive authority (which may not be delegated except to a committee of the Board) to amend the Plan Statement and to terminate this Plan, based upon recommendation by the Human Resources Committee.

11.2. Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

11.3. Administrator. MGI shall be the administrator for purposes of section 3(16)(A) of the ERISA.

11.4. Service of Process. In the absence of any designation to the contrary by the Chief Executive Officer, the Secretary of MGI is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

SECTION 12

CONSTRUCTION

12.1. ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

12.2. IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan.

12.3. Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under any other qualified or nonqualified plan. It is specifically contemplated that this Plan will, from time to time, be amended and possibly terminated.

12.4. Disqualification. Notwithstanding any other provision of the Plan Statement or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Chief Executive Officer shall determine whether the killing was felonious and intentional for this purpose.

12.5. Rules of Document Construction.

(a)	An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

(b)	Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

(c)	The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

(d)	Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

12.6. References to Laws. Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation unless, under the circumstances, it would be inappropriate to do so. The terms “spouse,” “nonspouse,” “married,” “surviving spouse,” and other similar terms shall be construed, interpreted and applied on a basis consistent with the federal statute known as the Defense of Marriage Act.

12.7. Effect on Employment. Neither the terms of the Plan Statement nor the benefits under this Plan nor the continuance thereof shall be a term of the employment of any employee. The Employers shall not be obliged to continue this Plan. The terms of this Plan shall not give any employee the right to be retained in the employment of any Employer.

12.8. Choice of Law. Except to the extent that federal law is controlling, this Plan Statement be construed and enforced in accordance with the laws of the State of Minnesota.

12.9. ERISA Administrator. MGI shall be the plan administrator of this Plan.

12.10. Delegation. No person shall be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

12.11. Not an Employment Contract. This Plan is not and shall not be deemed to constitute a contract of employment between any Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in any Employer’s employ or in any way limit or restrict any Employer’s right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant in this Plan.

12.12. Tax Withholding. The Employers (or any other person legally obligated to do so) shall withhold the amount of any federal, state or local income tax, payroll tax or other tax required to be withheld under applicable law with respect to any amount payable under this Plan. All benefits otherwise due hereunder shall be reduced by the amount to be withheld.

12.13. Expenses. All expenses of administering the benefits due under this Plan shall be borne by the Employers.

12.14. Spendthrift Provision. No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers. The Chief Executive Officer shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employers.

This section shall not prevent the Chief Executive Officer from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of an Event of Maturity, as such powers may be conferred upon it by any applicable provision hereof.